UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2022

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On January 26, 2022, Full House Resorts, Inc. (“Full House” or the “Company”) (Nasdaq: FLL) announced that it had commenced a solicitation (the “Solicitation”) of consents (the “Consents”) to amend the Indenture (such amendments, the “Amendments”) dated as of February 12, 2021 (as amended or supplemented through the date hereof, the “Indenture”) governing Full House’s 8.250% Senior Secured Notes due 2028 (the “Notes”) (CUSIP Nos. 359678 AC3 and U3232F AB3) to allow for the incurrence of up to $100.0 million of additional Notes (the “Additional Notes”): (i) to develop, equip and open The Temporary by American Place, the Company’s planned temporary casino in Waukegan, Illinois, (“The Temporary”), (ii) to pay the transaction fees and expenses of the offer and sale of the Additional Notes, and (iii) for general corporate purposes. The Consents will also permit the Company to increase the available borrowings under its credit agreement from $15.0 million to $40.0 million. The aggregate outstanding principal amount of the Notes, prior to the issuance of the Additional Notes, is $310.0 million.

Full House will pay a cash payment (the “Consent Fee”) of $10.00 per $1,000 principal amount of Notes held by an eligible holder with respect to which a valid Consent to the Amendments was delivered (and not validly revoked) prior to the Expiration Time. The Consent Fee will be paid substantially concurrently with the issue date of the Additional Notes.

On February 1, 2022, Full House announced that holders of a majority of the Original Notes have consented. Accordingly, on such date, Full House, the subsidiary guarantors party to the Indenture and Wilmington Trust, National Association, as trustee (the “Trustee”) executed and delivered a supplemental indenture to the Indenture (the “Supplemental Indenture” and such time of execution, the “Effective Time”). Although the Supplemental Indenture became effective at the Effective Time, the Amendments will not become operative thereunder until payment of the Consent Fee. The Indenture will remain in effect, without giving effect to the Amendments, until the payment of the Consent Payment, which is expected to occur on February 7, 2022.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety to the Supplemental Indenture, which is filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01   Other Events

Press Release with respect to Consent Solicitation

On February 1, 2022, Full House Resorts (“Full House” or the “Company”) issued a press release announcing the successful conclusion of its consent solicitation of the holders of its Notes. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Press Releases with respect to the Offering of Senior Secured Notes

On February 1, 2022, Full House issued a press release announcing the launch of an offering of $100 million in aggregate principal amount of Additional Notes. Also on February 1, 2022, the Company announced the pricing of such offering at a price of 102.0% of the principal amount of the Additional Notes. The Additional Notes will be issued pursuant to the Indenture pursuant to which Full House issued $310 million of identical senior secured notes in February 2021. The Additional Notes are being offered in a private debt offering pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering of the Additional Notes is expected to close on February 7, 2022, subject to satisfaction of customary closing conditions.

The Additional Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act. The Additional Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The press release announcing the pricing of the private debt offering was issued in accordance with Rule 135c under the Securities Act. Copies of the press releases are attached as Exhibit 99.2 and Exhibit 99.3 and incorporated by reference into this Item 8.01.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Additional Notes, the guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the Additional Notes would be made only by means of a confidential offering memorandum.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	4.1	First Supplemental Indenture, dated as of February 1, 2022, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee
	99.1	Press Release of Full House Resorts, Inc., dated February 1, 2022, announcing the successful conclusion of its consent solicitation to the holders of its senior secured notes
	99.2	Press Release of Full House Resorts, Inc., dated February 1, 2022, announcing the launch of an offering of additional senior secured notes
	99.3	Press Release of Full House Resorts, Inc., dated February 1, 2022, announcing the pricing of the offering of additional senior secured notes
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: February 1, 2022	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer